UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 1, 2010

Wound Management Technologies, Inc.
(Exact name of Company as specified in its charter)

Texas	0-11808	59-221994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	817-820-7080

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On February 1, 2010, VirtualHealth Technologies, Inc., a Delaware corporation (“VHGI”) entered into a purchase agreement (the “Purchase Agreement”) with Wound Management Technologies, Inc., a Texas corporation (“WNDM”) and VPS Holdings, LLC, a Kentucky limited liability company and subsidiary of VHGI (“VPS”), pursuant to which VHGI sold to WNDM—for a total purchase price of $500,000, consisting of $100,000 in cash and a promissory note in the principal amount of $400,000 (the “WNDM Note”)—certain assets, including, without limitation, the following:

                                     (a) all of VHGI’s membership interests in its wholly-owned subsidiary, Secure eHealth, LLC, a Nevada limited liability company (“eHealth”);

     (b) VHGI’s interest in a $1,500,000 Senior Secured Convertible Promissory Note issued by Private Access, Inc., a California corporation, and certain agreements related thereto; and

                                    (c) all of the intellectual property assets of the real-time prescription drug monitoring business conducted by VPS, including its “Veriscrip” technology.

The WNDM Note carries an interest rate of 9% per annum, and all principal and interest under the WNDM Note is due and payable on February 1, 2011. The WNDM Note’s maturity date may be extended, at the sole option of VHGI, for an additional year, provided that, at the time of such extension, WNDM pays to VHGI all then-accrued but unpaid interest on the WNDM Note.

In connection with the Purchase Agreement, VHGI and eHealth entered into a Veriscrip Royalty Agreement, dated February 1, 2010 (the “Royalty Agreement”), pursuant to which eHealth granted VHGI a three-year 10% royalty on all revenues received by eHealth (or any affiliate of eHealth) from the sale of the Veriscrip technology. Also in connection with the Purchase Agreement, WNDM assumed a note payable obligation of $911,400 (the “VHGI Note”) incurred by VHGI in conjunction with VHGI’s acquisition of its interest in Private Access, Inc.

Scott A. Haire serves as the Chief Executive Officer, President, and Chairman of WNDM, and also serves as the Chief Executive Officer, Chief Financial Officer, and a director of VHGI. Based on shares outstanding as of the reports on Form 10-Q filed by VHGI and WNDM for the quarter ended September 30, 2009, Mr. Haire beneficially owns—in conjunction with H.E.B., LLC, a Nevada limited liability company of which Mr. Haire is the managing member—45.1% of the outstanding common stock of VHGI and 26.4% of the outstanding common stock of WNDM.

Item 2.01       Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above, on February 1, 2010, VHGI entered into a Purchase Agreement with WNDM and VPS pursuant to which VHGI sold certain assets, including its interests in eHealth, for a total purchase price of $500,000 (the “Purchase Price”). For additional description of the Purchase Agreement and related agreements, as well as any material relationships between the parties to the Purchase Agreement, see the disclosure provided under Item 1.01 above.

The Purchase Price was determined as the result of internal valuations of, among other things, the transferred assets, the Royalty Agreement, and the VHGI Note.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired. Any financial statements that are required pursuant to Rule 8-04(b) of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information. Any pro forma financial statements that are required pursuant to Rule 8-05 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated February 1, 2010, by and between VirtualHealth Technologies, Inc., Wound Management Technologies, Inc., and VPS Holdings, LLC.
10.2	Promissory Note dated February 1, 2010.
10.3	Veriscrip Royalty Agreement, dated February 1, 2010, between VirtualHealth Technologies, Inc. and Secure eHealth, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOUND MANAGEMENT TECHNOLOGIES, INC.
(Company)

Date	February 8, 2010
	By:	/s/ Scott A. Haire
	Name	Scott A. Haire
	Title:	Chief Executive Officer